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                                                                   EXHIBIT 99(A)

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                        HOUSTON INDUSTRIES INCORPORATED
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          SPECIAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 11, 1996

            The undersigned hereby appoints D.D. Jordan, R. Steve Letbetter and Lee W. Hogan, jointly and severally, proxies, with full power of substitution and with discretionary authority, to represent and to vote, as designated below, all shares of Common Stock which the undersigned is entitled to vote at the special meeting of shareholders of Houston Industries Incorporated, or any adjournment or postponement thereof.

            This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.
        If no direction is made, this proxy will be voted FOR Proposal 1.

        1. PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, dated as of August 11, 1996, by and among Houston Industries Incorporated, its subsidiaries Houston Lighting & Power Company and HI Merger, Inc., and NorAm Energy Corp. and the transactions contemplated thereby, including the election of T. Milton Honea, Robert C. Hanna, O. Holcombe Crosswell and Joseph
            M. Grant as directors effective as of the effective time of the merger of Houston Industries Incorporated into Houston Lighting & Power Company.

            FOR / /                  AGAINST / /                ABSTAIN / /

        2. In their discretion, the proxies are authorized to vote upon any other business as may properly come before the special meeting.

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        IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE
        BOARD OF DIRECTORS, YOU MAY JUST SIGN AND DATE BELOW AND MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED. SPECIFIC CHOICES MAY BE MADE ON THE REVERSE SIDE. IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, THE SHARES REPRESENTED WILL BE VOTED IN ACCORDANCE WITH THE BOARD'S RECOMMENDATION TO APPROVE THE AGREEMENT AND PLAN OF MERGER.

                                                   Dated: ----------------, 1996

                                                   Signature: -----------------

    P                                              Signature:------------------
    R
    O                                              (Note: Please sign exactly
    X                                              as name(s) appears hereon.
    Y                                              Joint owners should each
                                                   sign. When signing as
                                                   attorney, executor,
                                                   administrator, trustee or
                                                   guardian, please give full
                                                   title.)

                                                   DO YOU PLAN TO ATTEND
   ----------------------------------------------- THE SPECIAL MEETING? --------
     PLEASE MARK, SIGN, DATE AND RETURNTHIS PROXY
      CARD PROMPTLY USING THE ENCLOSED ENVELOPE
   -----------------------------------------------

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